EXHIBIT 99.1

Predictive Oncology Completes Sale of Skyline Medical Assets to DeRoyal Industries

Deal positions STREAMWAY® Systems with an established market leader to drive accelerating growth

Transaction allows Predictive Oncology to be highly focused on its core AI-driven drug discovery capabilities and integrate seamlessly with Renovaro Biosciences

PITTSBURGH, March 20, 2025 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI), a leader in AI-driven drug discovery, announced today that it has completed the sale of assets related to its wholly owned subsidiary, Skyline Medical Inc., to DeRoyal Industries, Inc., a global manufacturer and supplier of medical products.

As previously disclosed, Skyline Medical’s business operated outside the core focus of Predictive Oncology, which is the use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients. This transaction was consummated in anticipation of Predictive Oncology’s previously announced merger with Renovaro Biosciences.

Headquartered in Eagan, Minnesota, Skyline Medical markets and sells the FDA-cleared STREAMWAY® System, a direct-to-drain wall suction waste fluid management technology that provides healthcare professionals with an automated, secure, and reliable method for managing potentially hazardous fluids, such as those generated during surgeries or other medical procedures. The system is designed to reduce manual handling, eliminate fluid spillage risks, and streamline waste management operations within medical settings.

“In late 2023, we implemented a restructuring plan with Skyline Medical to dramatically improve its operating metrics and return the business unit to profitability,” stated Josh Blacher, Chief Financial Officer of Predictive Oncology. “Having largely achieved this goal by the end of 2024, we then looked to consummate a synergistic business combination with an industry leader that would enable Skyline Medical to reach its full potential. That is exactly what this transaction with DeRoyal represents.”

"We are excited to integrate this innovative wall suction waste fluid management system into our product offerings," said Chris Schulze, Chief Sales Officer of DeRoyal Industries. "This acquisition strengthens our position as a leader in healthcare waste management solutions, enabling us to better serve our customers with advanced, environmentally friendly technologies. The Streamway® product line aligns with DeRoyal’s commitment to improving the safety, efficiency, and sustainability of healthcare facilities, while also supporting their efforts to meet regulatory compliance standards."

As part of the acquisition, DeRoyal Industries will offer the Streamway® wall suction waste fluid management product line under the DeRoyal brand. This transition will ensure seamless continuity for Skyline Medical’s existing customers while expanding the product's reach to new healthcare facilities looking to enhance their fluid waste management systems. The transaction was accounted for as an asset sale and all necessary approvals have been previously obtained.

About Predictive Oncology
Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complimented by its wholly owned CLIA laboratory facility. Predictive Oncology is headquartered in Pittsburgh, PA.

About DeRoyal Industries
DeRoyal Industries, Inc. is a leading manufacturer and supplier of innovative healthcare products and services. For over 50 years, DeRoyal has been dedicated to providing high-quality solutions that improve patient outcomes, enhance the efficiency of healthcare providers, and support the success of healthcare facilities worldwide. The company offers a wide range of products including surgical, wound care, infection prevention, and waste management solutions.

Investor Relations Contact:
Michael Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com

Forward-Looking Statements:
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